Exhibit 99.3

                                STEIN MART, INC.
                             AUDIT COMMITTEE CHARTER
                             Amended March 24, 2003

     Purpose. The Audit Committee of the Board of Directors (the "Board") of Stein Mart, Inc. (the "Audit Committee") is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the
Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

I.   Members

     There shall be not less than three members of the Audit Committee, one of whom shall be elected by the Board to serve as Chairperson of the Audit Committee (the "Committee Chairperson"), and each of whom shall meet the independence and experience requirements of The Nasdaq Stock Market(R) ("Nasdaq"). Thus, the members of the Audit Committee shall meet the following criteria:

     A.   Each  shall be a person  other  than an  officer  or  employee  of the
          Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

          1. a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;
          2. a director who was a partner or employee of the Company's outside auditors who worked on the Company's audit engagement for the current year or any of the past three years;
          3. a director who accepts or who has an "Immediate Family Member" (as defined below) who accepts any compensation or payments from the Company or any of its affiliates in excess of $60,000 during the current or any of the past three years, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
          4. a director who is an Immediate Family Member of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;
          5. a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the Company's or such business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in the current or any of the past three years;
          6. a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

               "Immediate  Family  Member"  includes,  but is not  limited to, a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home.

     B. Each member shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member shall qualify as an "Audit Committee Financial Expert" under Securities & Exchange Commission ("SEC") regulations. In determining whether a member is such a financial expert, the Board of Directors will determine:

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          1.   Whether  one  member of the  Audit  Committee  has the  following attributes:

               a. an understanding of generally accepted accounting principles and financial statements;
               b. the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
               c. experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;
               d. an understanding of internal controls and procedures for financial reporting; and
               e.   an understanding of audit committee functions; and

          2. Whether that person acquired such attributes through any one or more of the following:

               a. education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
               b. experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;
               c. experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
               d.   other relevant experience.

     C. Each member of the Audit Committee shall also be "independent," as defined in Section 301 of the Sarbanes-Oxley Act (the "Sarbanes Act"). Thus, each member may not, other than in his or her capacity as a member of the Board of Directors, the Audit Committee or any other board committee:

          1. accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company; or
          2.   be an affiliated person of the Company or any subsidiary.

II.  Appointment; Authority; Complaints

     A.   Appointment. The Board shall appoint members of the Audit Committee.

     B. Professional Advisors. The Audit Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting or other consultants to advise the Committee and/or to assist with any investigations, which the Audit Committee may wish to undertake. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     C. Outside Auditors. The Audit Committee shall have direct responsibility for appointment, compensation and oversight of the Company's outside auditors, including resolving disagreements between management and the auditors regarding financial reporting. The outside auditors shall report directly to the Audit Committee. The Audit Committee shall pre-approve (i) all audit services, and (ii) all non-audit services provided by the outside auditor that are permitted by Section 201 of the Sarbanes Act, except if:

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          1.   in the case of  permissible  non-audit  services,  such  services qualify as de minimus under Section 202 of the Sarbanes Act and the Company did not recognize that such services were non-audit services at the time of the engagement;
          2. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and
          3. when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

          The Audit Committee shall be responsible for receiving from the outside auditors, and where the Audit Committee determines it necessary or desirable, to question the outside auditors and management about, all reports required to be made by the auditors to the Audit Committee under Section 205 of the Sarbanes Act.

     D.   Complaints

          1. Contacts. The Audit Committee shall appoint an independent person (who may be an attorney who is not otherwise engaged by the Company and who is called the "Independent Contact") to receive calls from persons who wish to make a complaint or express concern about the accounting procedures, internal controls, auditing matters and/or reporting methods of the Company (an "Accounting Complaint") and to facilitate Accounting Complaints by those wishing to maintain an anonymous status.

          2. Retention. The Independent Contact and any Audit Committee Member who receives a Complaint shall cause a report of such Complaint (the "Complaint Report") to be made to the Committee Chairman who shall maintain a confidential file of all Complaint Reports that are made in writing and such written Complaint Reports shall be preserved for 10 years following the receipt of such Complaint.

          3. Action on Complaint. The Committee Chairperson shall review each Complaint Report to make a preliminary determination as to the probable validity of such Complaint and the Committee Chairperson is authorized to undertake such investigation as the Committee Chairperson believes warranted under the circumstances.

     E.   Disclosure Committee

          1. Responsibility. The Company shall have a committee (the "Disclosure Committee") which is responsible for reviewing internal controls relating to financial reporting and for making certain that the appropriate questions are asked of various members of the financial department and of operations and that appropriate certificates are obtained from various individuals within those areas of responsibility in the Company to provide assurance to the Company and to the Company's Chief Financial Officer and Chief Executive Officer in connection with those parties' certification of the periodic reports of the Company's activities.

          2. Committee Members. The Disclosure Committee shall be made up of persons holding the offices of the Company's Vice President, Controller, the Company's Director of Financial Reporting, the Company's Vice President of Internal Audit, Safety and Security, the Company's Senior Vice President, Director of Stores, the Company's Vice President of Planning and Allocation and the Company's Vice President of Information Systems.

          3. Report to Audit Committee. At least annually, the Disclosure Committee shall report to the Audit Committee on its activities and the results of its oversight of disclosure matters.

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     F.   Related-party  Transactions.  The Audit  Committee  shall  review  and
          approve  all   "related-party   transactions".   A  transaction  is  a
          "related-party transaction" if it is a financial or contractual transaction between the Company and any Director or executive officer.

III. Committee Meetings

     The Audit Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least the following meetings: (a) a March/April meeting (the "Year-End Review Meeting") prior to the release of the Company's audited financial statements for the prior year, (b) a mid-year meeting (the "Mid-Year Meeting") to generally coincide with the annual meeting of the Company's shareholders, (c) an October/November meeting (the "Fall Meeting") to generally coincide with the fall meeting of the Company's Board of Directors, and (d) meetings to approve each release of the Company's quarterly financial numbers.

IV.  Specific Responsibilities

     The Audit  Committee  shall make  regular  reports to the Board.  The Audit
     Committee shall undertake the following tasks generally at the times indicated:

     A.   Quarterly

          1. Review with management and the independent auditor, the Company's quarterly financial statements prior to filing of SEC Form 10-Q. Determine through questioning management and the independent auditor that the reports reflect:

               a. all material, correcting adjustments identified by the Company's independent auditor;
               b.   any off-balance sheet transactions;
               c. all SEC requirements regarding any disclosure of pro-forma information;
               d. management's assessment of disclosure controls and procedures and internal controls;
               e. in plain English, the material changes in financial condition or results of operations.

          2. Ascertain through questioning management and the independent auditor that:

               a. all audit documents and E-mails are preserved for the period of time required by current rules of the SEC;
               b. the independent auditors report to the Committee critical accounting policies and practices used, alternative treatments within GAAP and any other material communications with management;
               c. the independent auditors have not engaged in any prohibited consulting services such as: (i) bookkeeping and accounting,
                    (ii) financial information systems design, (iii) appraisals, valuations, fairness opinions, etc., (iv) actuarial services, (v) internal audit outsourcing, (vi) management or human resources functions, (vii) broker dealer and investment banking, or (viii) legal and expert services unrelated to audit;
               d. the independent auditors have reported on management's assessment of internal controls including findings, evaluation of whether internal controls include proper maintenance of records, whether there is a reasonable assurance that transactions are recorded in accordance with GAAP, and description of any material weaknesses in controls, and as part of their certification process for the Form 10-Q, the Company's Chief Executive Officer and Chief Financial Officer have reported to and discussed with the Audit Committee and the auditors any: (i) significant deficiencies in the design or operation of internal controls, (ii) material weaknesses in internal controls, and
                    (iii) fraud involving management or other employees who

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                    have a significant role in the Company's internal  controls, as required by Section 302 of the Sarbanes-Oxley Act; and
               e.   the   independent   auditors   have  reported  any  material
                    non-compliance as a result of testing.

     B.   Year-End Review Meeting

          1. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the quality and acceptability of such principles, practices and underlying estimates, and the adequacy of internal controls that could significantly affect the Company's financial statements.

          2. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

          3. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          4. Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence, and take appropriate action to insure the independence of the auditor.

          5. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 (which deals with the requirement that auditors report any illegal acts which they have discovered) has not been implicated.

          6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (such as: (i) the methods used to account for significant unusual transactions;
               (ii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements) relating to the conduct of the audit.

          7. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

               a. any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;
               b. any changes required in the planned scope of the internal audit;
               c. the internal audit department responsibilities, budget and staffing.

          8.   Determine that the Company's annual report includes:

               a. a statement of the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including, with respect to controls to assure that: (i) the Company's transactions are properly authorized, (ii) the Company's assets are safeguarded against unauthorized or improper use, and (iii) the Company's transactions are properly reported; and

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               b.   an  assessment,  as of the end of the Company's  most recent fiscal year, of the effectiveness of those controls. Obtain from the independent auditor an attestation to, and report on management's assessment of internal controls.

          9. Approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating whether the committee (a) reviewed and discussed the audited financial statements with management, (b) discussed with the auditors the matters requiring discussion by SAS 61, (c) received the written disclosures and letter from the auditor required to confirm the auditors' independence and discussed with the auditors their independence, and (d) based on the above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K.

          10. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies. Determine from questioning the General Counsel that he or she has maintained an open door policy encouraging all outside counsel to report any concerns about material violations of securities laws or fiduciary duties by the Company or any of its personnel.

          11. Review with independent auditor the adequacy of the Company's management information systems and the security of such systems for the purpose of producing fairly stated financial statements.

          12. Review with the head of the Company's internal audit staff matters relating to the ongoing internal audits activities of that staff.

          13. Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

          14. Meet with a representative of the Company's Disclosure Committee to review that committee's activities since the last meeting with the Audit Committee.

     C.   Mid-Year Meeting

          1. Evaluate the performance of the independent auditor and appoint or replace independent auditor, which firm is ultimately accountable to the Audit Committee, and approve the fees to be paid to the independent auditor.

          2. Review the appointment or replacement of the senior internal auditing executive.

          3. Review the significant reports to management prepared by the internal auditing department and management's responses.

          4. Review and reassess the adequacy of this Charter annually, submit it to the Board for approval, and cause a copy of this Charter to be attached to the Company's annual proxy statement every three years, in accordance with SEC Rule Item 7(e) of Schedule 14A.

          5. Request educational information on accounting topics as to which the Committee seeks a greater understanding.

          6. Provide The Nasdaq Stock Market(R) ("Nasdaq") with written confirmation as to the Audit Committee member qualifications and related Board determinations, as well as the annual review and re-evaluation of the Audit Committee Charter.

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          7.   Meet in executive session individually with such of the following as the Committee deems appropriate at the meeting: the Company's independent auditors, the Company's Chief Financial Officer and a representative of the Company's internal audit staff.

     D.   Fall Meeting

          1. Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          2.   Advise  the Board  with  respect to the  Company's  policies  and
               procedures   regarding   compliance   with  applicable  laws  and
               regulations.

          3. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

          4. Meet with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

          5. Review with the head of the Company's internal audit staff, matters relating to the ongoing internal audits activities of that staff.

V.   Limitation on Duties

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Conduct.

     As revised by the Audit Committee March 24, 2003.




                                           Linda McFarland Farthing, Chairperson
                                           Michael D. Rose
                                           James H. Winston

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